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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FEI Company on Form S-8 of our report dated February 10, 2003 (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, and the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
October 31, 2003

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  EXHIBIT 23.1
  INDEPENDENT AUDITORS' CONSENT